                                                               EXHIBIT 10.26

                          COMPAQ COMPUTER CORPORATION
                               PURCHASE AGREEMENT


        This Purchase Agreement ("Agreement") is made by Compaq Computer Corporation ("Buyer") and J.T. Storage Inc., ("Seller"), (JTS).
        The terms and conditions contained in this Agreement shall govern the purchase and sale of Product listed in Exhibit A ("Products and Pricing"), conforming to Compaq specifications listed in Exhibit "B".


1.      INTENT

A. Buyer intends to enter into a long term relationship with Seller. As such, Seller is willing to cooperate with Buyer to further mutual long term goals by sharing Product road map and technology directions. Seller agrees to cooperate to achieve Buyer's long term program goals such as shortening Product lead-times, increasing volume flexibility, achieving Just-in-Time delivery, achieving ongoing cost reductions and specific quality goals, and continuous quality improvement.

B. This Agreement is not a requirements contract and does not obligate Buyer to purchase any minimum quantity of Product but only establishes the terms and conditions for such purchase if and when they occur, except as provided in Exhibit "A".

2.      PURCHASE ORDERS

A. Buyer will purchase Products only by issuing purchase orders ("Order or Orders") to Seller. Orders shall contain such things as quantity, price, delivery date, part number, and revision level. Buyer shall make commercially reasonable efforts to send written confirmation (except by mutual agreement) of Orders within one (1) week after issuance. If Seller fails to return the acknowledgment, Seller will be deemed to have accepted any Order which conforms with the terms of this Agreement. No additional or different provisions proposed by Seller shall apply unless expressly agreed to in writing by Buyer. Buyer hereby gives notice of its objection to any additional or different terms.

B. Seller agrees that all Buyer sites, subsidiaries, affiliated companies and subcontractors, wherever located, shall be entitled to make purchases under this Agreement.

3.      TERM OF AGREEMENT

A. The term of this Agreement shall be sixty (60) months, commencing on the date Buyer executes this Agreement ("Effective Date"). This Agreement will be automatically renewed at the conclusion of the initial sixty (60) month period for successive twelve (12) month periods unless one of the parties indicates by written notice to the other party not less than thirty (30) days prior to the end of any such twelve (12) month period that it does not intend to renew the Agreement. Notwithstanding the foregoing, the Agreement shall remain in full force and effect and shall be applicable to any Order(s) issued by Buyer to Seller during the term of this Agreement until any and all obligations of the parties under such Order(s) have been fulfilled.

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4. PRICING

A. The prices for the Products shall be set forth in Exhibit A and shall be for the period set forth therein (the "Pricing Period").

B. Prices shall include all charges such as packaging, packing, crating, storage, forwarding agent or brokerage fees, document fees, duties, and any and all sales, use, excise and similar taxes.

C. Seller represents that the prices charged for any 3 1/2" product, qualified by Compaq, will be [*] than prices charged to any other customer, regardless of volume. Seller represents that prices charged for any 3" form factor product, qualified by Compaq, will be [*] than prices charged to any other customer, regardless of volume. In the event Seller provides prices and/or terms for Products more favorable to another of its customers. Buyer shall be entitled to a reduction retroactive to the date the prices and/or terms were made available to other customers.

D. Seller shall maintain a vigorous cost reduction program to ensure that pricing is competitive at all times. In the event that Buyer does not consider Seller's pricing aggressive relative to the market during any Pricing Period, Buyer shall have the right to request an immediate meeting with Seller to renegotiate pricing.

E. Seller agrees to allow mutually acceptable independent auditors to inspect the books and records of Seller from time to time as reasonably necessary to confirm the representations contained in, and compliance with the terms of, this Section 4, at Buyer's expense.

5. DELIVERY

A. Time shall be of the essence in meeting Buyer's requirements. Delivery performance shall be measured by on-dock date at Buyer's specified ship-to location (+/- 2 Days).

B. Unless otherwise set forth in the Order, title and risk of loss shall pass to Buyer at Buyer's specified ship-to location.

C. If Seller delivers Product in advance of the specified delivery date, Buyer may either return such Product at Seller's risk and expense for subsequent delivery on the specified delivery date or retain such material and make payment when it would have been due based on the specified delivery date.

D. Changes to delivery dates may only be made by Buyer's authorized purchasing representatives. Buyer may, without cost or liability, issue change requests for Product quantities and schedule dates in accordance with the Flexibility Agreement attached as Exhibit D ("Flexibility Agreement"). Written confirmation will be sent by Seller to Buyer within two (2) work days of receiving a change request, and Buyer shall provide a confirming Order change within ten (10) working days of receiving Seller's confirmation.

E. Seller shall notify Buyer in writing immediately if Seller has knowledge of any event which could result in any change to the agreed delivery plan.

F. In the event that Product scheduled for delivery is more than two (2) business days late, Buyer may request such Product to be shipped and delivered via a different mode of transportation at sellers expense. Alternatively, Buyer may purchase substitute Product elsewhere without affecting other remedies Buyer may have and charge Seller any additional cost incurred as a result.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

6.      PACKING, MARKING, AND SHIPPING INSTRUCTIONS

A. All Product shall be prepared and packed in a commercially reasonably manner so as to secure the lowest transportation rates and meet carrier's requirements or those set forth in the Product specification attached as Exhibit B ("Specification").

B. Each shipping container shall be marked to show Buyer's Order number, part number, revision level, lot number, and quantity contained therein. A packing list showing the Order number shall be included in each container.

C.      Seller agrees to standardize the count multiples used in shipments.

7.      QUALITY

A. Seller shall establish and/or maintain a quality improvement plan acceptable to Buyer. Seller's Quality Improvement Plan is attached to this Agreement as Exhibit C ("Quality Plan").

B. At Buyer's request, Seller will facilitate one-site visits and inspections by Buyer during normal business hours. Buyer's inspections shall in no way relieve Seller of its obligation to deliver conforming Product or waive Buyer's right of inspection and acceptance at the time the Products are delivered.

C. Seller agrees to provide relevant outgoing inspection, quality, and reliability data upon Buyer's request.

D.      Seller agrees to conform to the revision level stated on Buyer's Order.

E. Seller agrees to advise Buyer of any changes to process, materials, or sources of supply and ensure that such changes do not compromise specifications, quality, or reliability of Products ordered by Buyer.

8.      INSPECTION AND ACCEPTANCE

A. Products purchased pursuant to this Agreement shall be subject to inspection and test by Buyer at all times and places, including the period of manufacture or development. Unless otherwise specified in the Order, final inspection and acceptance of Product by Buyer shall be at Buyer's facilities. Buyer reserves the right to reject Product which does not conform to the specifications, drawings, samples or other descriptions specified by Buyer. Buyer may, at its option, either return defective or non-conforming Product for full credit of the purchase price plus any transportation charges paid by Buyer, or require prompt correction or replacement of defective or non-conforming Product, which rights shall be in addition to such other rights as Buyer may have in law or in equity. Product required to be corrected or replaced shall be subject to the same inspection and warranty provisions of this Agreement as Product originally delivered under any Order. Buyer may charge Seller for costs of any above normal level of inspection.

B. In the event Buyer returns Product back to Seller for correction or replacement, Seller shall repair or replace all defective Product within five (5) days of receipt of such Product. Seller will issue a "Return Material Authorization" within twenty-four (24) hours of receipt. Seller shall bear all risk and costs such as labor, material, inspection, and shipping to and from Buyer's facilities. If Buyer incurs any such costs, it may either recover them directly from Seller or set-off via a credit note any amounts due to Seller. Seller agrees to provide failure analysis of rejected material within five (5) days after receipt of rejected materials. Seller will also provide a written corrective action report addressing the steps that will be taken to eliminate the cause of the problem.

9.  WARRANTY

A. Seller warrants that title to all Products delivered to Buyer under this Agreement shall be free and clear of all liens, encumbrances, security interests or other claims and that for a period of three (3) years from date of acceptance of material by Buyer, that all Product shall be free from defects in material, workmanship, and design. Seller further warrants that all Product shall conform to applicable specifications, drawings, samples, and descriptions referred to in this Agreement. The warranty for replaced or repaired Product will be the same as the original Product.

B. Defective material discovered during Buyer's manufacturing or assembly processes are not considered to be a warranty repair and shall be corrected in accordance with paragraph 8.B.

C. Seller agrees that in case of epidemic failure (greater than 2% failure for the same cause in any six (6) month period), Seller shall provide correction or replacement in accordance with Paragraph 8.B.

D. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 9, NO WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE MADE WITH RESPECT TO THE PRODUCT DELIVERED BY SELLER TO BUYER UNDER THIS AGREEMENT.

10. OUT OF WARRANTY REPAIRS and SPARE PARTS AVAILABILITY

A. Seller agrees to refurbish to a "like new" condition any out of warranty Product at the refurbishment prices listed in Exhibit E ("Service, Repair, and Refurbishment"). In addition, Seller agrees to make available for purchase by Buyer replacement and repair parts for Products ("Spares") in accordance with Exhibit E.

11. PAYMENT AND SET-OFF

A. Terms of payment shall be net 15 from the date of Seller's invoice provided that Product has been received by Buyer for the period of six (6) months from date of initial production shipment. After this period, terms of payment shall be net 45 from the date of Seller's invoice provided that Product has been received by Buyer. Payment of invoices shall not constitute final acceptance of the Product.

B. Buyer retains the right to setoff rejections of Product or discrepancies on paid invoices against future invoices.

C. Unless otherwise specified in Exhibit A or agreed to in writing by the parties, payment shall be in U.S. dollars.

12. CHANGES

A. Buyer may from time to time change the specifications for the Products and Seller agrees to make best efforts to comply. If changes result in a change in Seller's costs or in the time for performance, an adjustment will be made. Any adjustment must be in writing and must be requested within ten
    (10) days of receipt by Seller of the notice of change.

B. No changes shall be made by Seller in the form, fit, or function of Products purchased hereunder without Buyer's prior written approval.

13. TERMINATION FOR CAUSE

A. Seller may terminate this Agreement and/or any Order issued hereunder at any time by written notice in the event Buyer:

    1. Fails to comply with any material provision of this Agreement or any Order issued hereunder, and in the case of a breach which is capable of remedy, fails to remedy same within thirty (30) days of notification of said breach, or

    2. Becomes insolvent or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or a part of the Buyer's assets and such condition is not cured within thirty
       (30) days, or

B. Buyer may terminate this Agreement and/or any Order issued hereunder at any time by written notice in the event Seller:

    1. Fails to comply with any material provision of this Agreement or any Order issued hereunder, and in the case of a breach which is capable of remedy, fails to remedy same within thirty (30) days of notification of said breach, or

    2. Becomes insolvent or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or a part of Seller's assets and such condition is not cured within thirty
       (30) days, or

    3. Assigns or attempts to assign, or subcontracts or attempts to subcontract, any or all of its rights or obligations under this Agreement or any Orders issued hereunder to a third party without Buyer's prior written approval, or

    4. Failure to agree on pricing for any Pricing Period.

C. Upon termination by Seller of the Agreement and/or any Order issued under 13A above, Buyer's entire liability shall be to purchase all finished goods, work in progress, and Buyer unique materials that have been purchased within lead time by Seller to fulfill Buyer's Order(s).

D. Upon termination by Buyer of the Agreement and/or any Order issued under 13B above:

    1. Buyer shall have the option to purchase any materials or work in progress which Seller may have purchased or processed for the fulfillment of any Order at Seller's cost plus a reasonable amount for any value already added by Seller.

    2. Buyer shall have no liability beyond payment for any balance due for Products delivered by Seller before notice of termination.

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
14.  TERMINATION FOR CONVENIENCE

A. Buyer may terminate this Agreement and/or any Order issued hereunder at any time for any reason upon giving written notice of termination to the Seller. Upon receipt of such notice, Seller shall immediately cease to incur expenses pursuant to this Agreement and/or the Order that has been terminated unless otherwise directed in the termination notice. Seller shall also take all reasonable steps to mitigate the cost to Buyer for terminating this Agreement and/or any Order. Within sixty (60) days from the date of notice, Seller shall notify Buyer of costs incurred up to the date of termination. In no event shall such cost exceed the unpaid balance:

     1. Due for conforming material delivered prior to receipt of Buyer's termination notice; and

     2. Due on purchase orders previously issued in conformance with this Agreement.

B. In addition to the foregoing, in the event that this Agreement is terminated pursuant to this Paragraph, Buyer's entire liability shall be to purchase all finished goods, work in progress, and Buyer unique materials that have been purchased within lead time by Seller to fulfill Buyer's Order(s).


15.  LIMITATION OF LIABILITY

A. EXCEPT FOR A BREACH OF SECTION 19, 25 OR 26 OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, UNLIQUIDATED INVENTORY, ETC.), INCIDENTAL, INDIRECT, SPECIAL, ECONOMIC, OR PUNITIVE DAMAGES EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


16.  FORCE MAJEURE

A. Neither party shall be liable for its failure to perform any of its obligations hereunder during any period in which performance is delayed by fire, flood, war, embargo, riot or the intervention of any government authority ("Force Majeure"), provided that the party suffering such delay immediately notifies the other party of the delay. If, however, Seller's performance is delayed for reasons set forth above for a cumulative period of fourteen (14) calendar days or more, the Buyer, notwithstanding any other provision of this Agreement to the contrary, may terminate this Agreement and/or any Order issued hereunder by notice to Seller. In the event of such termination, Buyer's sole liability, hereunder will be for the payment to Seller of any balance due and owing for conforming Product delivered by Seller prior to Seller's notification of delay to Buyer. In the event the parties do not terminate this Agreement and/or Order due to a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure.

17. PRODUCT NOTICES

A. Any notice given under this Agreement shall be in writing and will be effective when delivered personally or deposited in the mail, postage prepaid and addressed to the parties at their respective addresses set forth below, or at any new address subsequently designated in writing by either party to the other:

   If to Seller:                   If to Buyer:
   JTS CORPORATION                 COMPAQ COMPUTER CORPORATION
   1289 Anvilwood Avenue           P.O. BOX 692000
   Sunnyvale, CA 94089             20555 S.H. 249
                                   HOUSTON, TEXAS 77269-2000
   ATTN.: David B. Pearce          ATTN.:


                                   with a copy to:
                                   COMPAQ COMPUTER CORPORATION
                                   P.O. BOX 692000
                                   20555 S.H. 249
                                   HOUSTON, TX 77269-2000
                                   ATTN.: Division Counsel - Operations

18. COMPLIANCE WITH LAWS

A. All Product supplied and work performed under this Agreement shall comply with all applicable laws and regulations in effect. In particular, Seller agrees that its performance under this Agreement shall comply with all laws governing its relationship with its employees, agents or subcontractors and with the chlorofluorocarbon labeling requirements of the U.S. Clean Air Act of 1990. Upon request, Seller agrees to certify compliance with such applicable laws and regulations.

19. PATENT, COPYRIGHT AND TRADEMARK INDEMNITY

A. Seller shall defend, at its expense, any claim against Buyer alleging that Products furnished under this Agreement infringe any patent, copyright or trademark and shall pay all costs and damages awarded, provided Seller is notified in writing of such claim and permitted to defend and compromise such claim. If a final injunction against Buyer's use of the Products results from such a claim (or, if Buyer reasonably believes such a claim is likely) Seller shall, at its expense, and at Buyer's request, use commercially reasonable efforts to obtain for Buyer the right to continue using the Product. In the event that Seller cannot obtain such right for Buyer, Seller shall repurchase all such Product from Buyer at the purchase price.

B. Seller warrants that there are no claims of infringement with respect to the Product.

C. Seller is authorized to use Compaq logo and trademark only to the extent necessary to meet the required specification for the Product(s). No other rights with respect to Buyer's trademarks, trade names or brand names are conferred, either expressly or by implication, upon Seller.

20. CAPACITY PLANNING

A. Seller agrees to review forecasts provided by Buyer and advise Buyer if Seller anticipates that he will be unable to achieve the requested volumes. Buyer volume forecasts will be provided to Seller in accordance with Exhibit
    A. Seller may from time to time request Buyer to review Buyer's forecast and advise of any changes.

21. GRATUITIES

A. Each party represents that it has not offered nor given and will not offer nor give any employee, agent, or representative of the other party any gratuity with a view toward securing any business from the other party or influencing such person with respect to the business between the parties.

22. INSURANCE AND STATUTORY OBLIGATIONS

A. If Seller's work under this Agreement requires access by Seller to any of Buyer's premises or the premises of Buyer's customers or locations where Buyer conducts business, or with material or equipment furnished by Buyer, Seller shall take all necessary precautions to prevent the occurrence of any injury to persons or property during the progress of such work and, except to the extent that such injury is due solely and directly to Buyer's acts or negligence, Seller shall indemnify Buyer against all loss which may result in any way from any act or negligence of Seller, its employees, servants, agents or subcontractors, and Seller shall maintain such insurance as shall protect Buyer from such risks and from any statutory liabilities arising therefrom and shall provide evidence of such insurance to Buyer upon request.

23. INDEMNIFICATION

    Seller agrees to protect, defend, indemnify and save Buyer harmless from all sums, costs and expense which Buyer may incur or be obliged to pay as a result of any and all loss, expense, damage, liability, claims, demands, either at law or in equity, of every nature whatsoever in favor of any person, including both Seller's and Buyer's employees, resulting from any personal injury or death resulting from the use of any product sold to Buyer by Seller hereunder, irrespective of whether Compaq or any other party is found to have been negligent or strictly liable in connection with such personal injury or death.

24.  CONFIDENTIAL INFORMATION

A. Each party recognizes that it may have previously entered or will in the future enter into various agreements with the other party which obligates it to maintain as confidential certain information disclosed to it by the other party. To the extent that such information or any further confidential information, which might include but is not limited to business plans, forecasts, capacity, pricing, inventory levels, etc. (collectively referred to hereinafter as "Information") is disclosed in furtherance of this Agreement or any Order issued hereunder, such information shall be so disclosed pursuant to the minimum terms and conditions listed below; provided, however, the minimum terms and conditions listed below shall in no way relieve the parties from any obligation or modify such obligations previously agreed to in other agreements. Both parties agree that this Agreement and any other agreements regarding confidential information shall hereafter be considered as coterminous, and shall expire no earlier than the date of expiration or termination of this Agreement.

B. Both parties agree that the party receiving information will maintain such information in confidence for a period of three (3) years from the date of disclosure of such information, except when such disclosure is required by law.

C. Each party shall protect the other party's information to the same extent that it protects its own confidential and proprietary information and shall take all reasonable precautions to prevent unauthorized disclosure to third parties, except when such disclosure is required by law.

D. The parties acknowledge that the unauthorized disclosure of such information will cause irreparable harm. Accordingly, the parties agree that the injured party shall have the right to seek immediate injunctive relief enjoining such unauthorized disclosure.

E. This provision shall not apply to information (1) known to the receiving party at the time of receipt from the other party, (2) generally known or available to the public through no act or failure to act by the receiving party, (3) furnished to third parties by the disclosing party without restriction on disclosure, or (4) furnished to the receiving party by a third party as a matter of right and without restriction on disclosure.

F. Immediately upon termination of this Agreement or at the request of the other party, each of the parties shall promptly return all materials in its possession containing information of the other party.


25.  COUNTRY OF ORIGIN

A. For each Product purchased under this Agreement, Seller shall furnish Buyer with country of origin (manufacture), by quantity and part number (Buyer's and Seller's) if necessary.

B. Seller agrees to provide necessary export documents and to facilitate export of Product. Seller further agrees to assist Buyer's import of Product as reasonably requested by Buyer.

26. PROPERTY FURNISHED BY BUYER

A. Any tools, drawings, specifications, or other materials furnished by Buyer for use by Seller in its performance under this Agreement or any Order issued hereunder shall be identified and shall remain the property of Buyer and shall be used by Seller only in its performance hereunder. Such property shall be delivered, upon request, to destination specified by Buyer in good condition, except for normal wear and tear.

27. GENERAL

A. Any obligations and duties which by their nature extend beyond the expiration or earlier termination of this Agreement shall survive any such expiration or termination and remain in effect.

B. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

C. No action, except those regarding claims by third parties, or claims with respect to patents, copyrights, trademarks or trade names or the unauthorized disclosure of Confidential Information, regardless of form, arising out of this Agreement may be brought by either party more than two (2) years after the cause of action has arisen, or, in the case of non-payment, more than two
   (2) years from the date the payment was due.

D. Any waiver of any kind by a party of a breach of this Agreement must be in writing, shall be effective only to the extent set forth in such writing and shall not operate or be construed as a waiver of any subsequent breach. Any delay or omission in exercising any right, power or remedy pursuant to a breach or default by a party shall not impair any right, power or remedy which either party may have with respect to a future breach or default.

E. Seller hereby gives assurance to Buyer that it shall not export, re-export or otherwise disclose, directly or indirectly, technical data received from Buyer or the direct product of such technical data to any person or destination when such export, re-export or disclosure is prohibited by the laws of the United States or regulations of a Department of the United States.

F. This Agreement is considered to be Compaq Confidential.

G. The entire Agreement between the parties is incorporated in this Agreement and Appendices attached hereto, and it supersedes all prior discussions and agreements between the parties relating to the subject matter hereof. This Agreement can be modified only by a written amendment duly signed by persons authorized to sign agreements on behalf of both parties, and shall not be supplemented or modified by any course of dealing or trade usage. Variance from or addition to the terms and conditions of this Agreement in any Order, or other written notification from Seller will be of no effect.

H. THE CONSTRUCTION, VALIDITY, AND PERFORMANCE OF THIS AGREEMENT AND ANY ORDER ISSUED UNDER IT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, U.S.A.

28.  [*]

IN WITNESS, THE AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS AGREEMENT.


For the Buyer                                   For the Seller



/s/ JACK BAIKIC          6/21/94                /s/ DAVID B. PEARCE    6/21/94
________________________________                _______________________________
Signature                (date)                 Signature                (date)

JACK BAIKIC                                     DAVID B. PEARCE
________________________________                _______________________________
Name                                            Name


Director, Mass Storage
Corporate Procurement                           President
________________________________                _______________________________
Title                                           Title




* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT A

Other Terms and Conditions:

         -                      *

         -        Pricing includes 3 year warranty.

         -        Reference Paragraph 4 for additional Pricing Terms and
                  Conditions

         -                      *


* Certain information on this page has been omitted and Filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT B


                               SPECIFICATION


Buyer's specification number xxxxxx is incorporated by reference.

                                    EXHIBIT C
                                QUALITY AGREEMENT

A.       Factory Performance Goals

         -        Supplier Attributable DPPM:

                  ** To Be Negotiated **

B.       Field Performance

         -        Demonstrated Continuous DPPM Improvement

C.       Zero Purges/Products Holds

D.       Failure Analysis Support

         -        On-site (all Compaq locations)

                  -- Detect verification and component level analysis on a weekly basis

         -        Corporate

                  -- Root cause identification within 5 working days of receipt of drives

E.       Closed Loop Corrective Action Process (8-D)

         -        Required when Compaq goals not achieved

         -        Effective 8D Process consists of the following:

                  --        Use team approach

                  --        Describe the problem

                  --        Describe the cause

                  --        Containment Plan

                  --        Permanent C/A Plan

                  --        Verification of effectiveness

                  --        Prevent recurrence

                  --        Congratulate your team (recap)

         -        Corrective Action Process (8D)

                  -- Problem ID and action plan within 48 hours of problem notification

                  -- Containment action implemented within 24 hours of problem ID

                  -- Corrective action plan within 48 hours of root cause ID

                  -- Problem closure verification within 24 hours of corrective action

                  --        All actions executed to planned dates

                  --        All actions documented via 8D format

F.       Product/Process Change Notification

                  -- Written notification with data or samples within a 60-90 day window

G.       Reporting

         -        Information NOT data

         -        Real time

                  --        8D updates

                  --        PMP violations

                  --        Internal quality/reliability issues

         -        Weekly Summary

                  --        Failure analysis status

         -        Monthly

                  --        PMP

                  --        PCN qualification log

                  --        DPPM improvement plan

                  --        Failure analysis status log

H.       Supplier agrees to implement Process Management Plan(s)
         (PMP), prior to production release (Step 3) of Compaq 5-Step Supplier Development Process. (Reference Compaq World Class Supplier Process).

World Class Supplier Process                     COMPAQ
                             --------------------------------------------------

                            PROCESS MANAGEMENT PLAN
- -------------------------------------------------------------------------------
Full Name

- -------------------------------------------------------------------------------
Full Numbers

- -------------------------------------------------------------------------------
Modulation

- -------------------------------------------------------------------------------
Compaq Procurement Managers

- -------------------------------------------------------------------------------
Supplier

- -------------------------------------------------------------------------------
Facility


- -------------------------------------------------------------------------------
Compaq Procurement Employees                 Plan Effective Date

- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------
Procurement Engineer                   Date


- -------------------------------------------
Supplier Representative                Date


                                   Exhibit C

                                   EXHIBIT D

                             FLEXIBILITY AGREEMENT

The following changes to volumes on existing purchase orders may be made without cost or liability to Buyer.

Number of days prior                   % increase*                  % decrease
to scheduled delivery dates

    0 - 15


    16 - 30
                                                       *

    31 - 45


    46+-

*                                      *


* Certain information on this page has been omitted and Filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E
                       SERVICE, REPAIR, AND REFURBISHMENT

A.       OUT OF WARRANTY REPAIRS

         1. Seller agrees to refurbish to "like new" condition any out of warranty Product at 50% of last price paid for new product. This obligation shall be satisfied by either refurbishing Product submitted by Buyer or replacing such Product with refurbished Product of the same part number. Returned Product shall be at the latest revision level. "Like new" condition means refurbished to meet the electrical and mechanical requirements of the Buyer's applicable specifications including the replacement of non-functioning parts.

         2. Product submitted by Buyer for refurbishment will be in reasonably good condition and repairable. In the event Product submitted for refurbishment has been tampered with in an attempt to repair it or has been damaged beyond repair, Seller will not be obligated to make out of warranty repairs.

         3. Seller agrees to provide monthly status reports indicating quantities of units returned, units which aren't repairable, and units for which no trouble was found.

         4. Seller agrees, upon Buyer request, to provide repair training, documentation, and spare parts to local service providers. Local service providers will be selected by mutual agreement.

B.       SPARE PARTS AVAILABILITY

         1. Seller shall make available for purchase by Buyer replacement and repair parts for Products ("Spares"). Spares for Products shall be available for purchase at least five (5) years after delivery of the last shipment of such Product. Spare parts shall be of the latest revision.

          Availability of Spares shall be as follows:

          Repair cycle time         -      25 days dock to dock

          Rush                      -      shipment of minimum quantity
                                                   within 24 hours

          RMA issuance              -      within 4 hours

         2. Buyer reserves the right to allocate supplier capacity to be used for warranty repair in those situations where the supplier's repair facilities are unable to meet Buyer's warranty replacement/repair requirements.

         3. Seller agrees to provide monthly status reports indicating quantities of units returned, units which aren't repairable, and units for which no trouble was found.

C.       DOCUMENTATION

         Seller agrees to provide Theory of Operations, schematics, sourced Bill of Material, etc. sufficient to enable repair of product.

D.       LOCAL SERVICE SUPPORT

         Seller will, at buyer's request, and by mutual consent, provide spare parts and training for buyer's local service providers in buyer's geographical sales regions.

                                   EXHIBIT F


                                     [ * ]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     [ * ]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     [ * ]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT H



                         RATE SHEET FOR LOCAL WAREHOUSE
                (HOUSTON LOCATION - EXEL LOGISTICS NORTH AMERICA)

                                SUMMARY OF RATES


Initial Monthly Storage:                               $2.50/pallet
Recurring Storage:                                     $3.45/pallet

Handling In:                                           $2.50/pallet

Handling Out:                                          $2.50/pallet
Loose Case In:                                         $.08/case
Lose Case Out:                                         $.12/case

Palletization                                          $5.00/pallet
         (includes shrink-wrap, banding,
         and cornerboards)

Pallets - Class B:                                     $4.00/pallet
         (in case Compaq supplied pallets
         are not available)

Unloading Floor Loaded Containers:                     $100.00/20' container
         (Flat rate includes Palletization             $200.00/40' container
         & Loose Case Handling Fees)

Ad Hoc Cycle Count/Physical                           $29.00/hour with 1/2
inventory:                                            hour minimum
Value Added Services:
Notes:

- - No accessorial charges will be accepted.

- - No overtime labor charges will be accepted.

- - In/Out charges will be paid as incurred.

- - All rates are based on stacking pallets 2 high.

                                    EXHIBIT I
                                   COMPAQ ASIA

Compaq Purchase Agreement Site Requirement (Singapore)


COMMODITY:  Hard Drive

- -        Quality                                  Goal

         Non-Admin LAR                            100%

         Admin LAR                                100%

         RI DPPM                                  0

         Line DPPM                                As specified by Houston
                                                  Corporate

         DTS                                      Achieved DTS status for new
                                                  part after 5 lots of
                                                  consecutive shipment

- -        Availability/Flexibility

         On-Time deliveries (+/- 2                100% Compaq dock
         Days)

         MRS/JIT deliveries                       100% Part Number

         Buffer Stock                             2 Weeks at Local Warehouse

- -        Local sales and Engineering Support

         Business and Engineering communication via local sales office

         Dedicated Engineering support for in-house failure drives verifications

         Monthly review and quarterly executive review

- -        Repair Turn Around Time

         All line rejects to be return for credit only. Supplier to arrange and pay for the collection on weekly basis.

         Incoming lot rejects: If Compaq decided to RTV, supplier to arrange and pay for collection. If Compaq decided to sort and use due to urgency, Compaq will bill the supplier at Compaq Asia's standard rework rate.

         Failure analysis turn around time is 2 weeks for normal line fall-out. Reliability and inspection failure that warrant 8-D will be as per the 8-D procedure.

         Field return rejects - 1 to 1 exchange with 3 days turn-around time.

              [Chart: JTS Corporation Hard Drive Volume Forecast,
                          October, 1994 - June, 1995]